Exchange rate                                      1.44


National Grid Group plc
Unaudited Pro Forma Condensed Combined Income Statement

                                                      Year ended September 30, 2001                       Purchase      Combined
                                     --------------------------------------------------------------      accounting      Group
                                                                 NGG                        NiMo         adjustments   Pro forma
                                     ---------  ----------------------------------------------------    -------------- -----------
                                      UK GAAP      US GAAP      US GAAP     US GAAP       US GAAP          US GAAP      US GAAP
                                                 adjustments
                                     (note 4)   (notes 4 & 5)   (note 4)    (note 4)      (note 4)      (notes 4 & 6)   (note 4)
                                     (pound)m     (pound)m      (pound)m       $m            $m               $m           $m
Turnover                              3,996.4             1.6    3,998.0    5,757.1         4,791.0                 -    10,548.1
Operating costs                      (3,397.0)          179.0   (3,218.0)   (4,633.9)      (4,510.5)                -    (9,144.4)
                                     ---------  --------------  ---------   --------     -----------    -------------- -----------

Operating profit                        599.4           180.6      780.0    1,123.2           280.5                 -     1,403.7
Share of joint ventures' and
  associate's (loss)/profit            (236.2)          112.6     (123.6)    (178.0)              -                        (178.0)

Impairment charges on investments           -          (290.4)    (290.4)    (418.2)          (44.0)                -      (462.2)
Exceptional profit relating to
  partial disposal of Energis           131.1             2.4      133.5      192.2               -                 -       192.2
Profit on disposal of businesses         20.1               -       20.1       28.9               -                 -        28.9
Other expenses                              -               -          -          -           (16.9)                -       (16.9)
Net interest                           (306.8)          201.0     (105.8)    (152.4)         (405.8)            (96.3)     (654.5)
Preferred dividend requirements
  of subsidiaries                           -            (1.4)      (1.4)      (2.0)          (30.9)                -       (32.9)

                                     ---------  --------------  ---------   --------     -----------    -------------- -----------
Profit/(loss) before taxation           207.6           204.8      412.4      593.7          (217.1)            (96.3)      280.3

Taxation                                (15.9)           21.7        5.8        8.4           125.5              28.9       162.8
                                     ---------  --------------  ---------   --------     -----------    -------------- -----------
Profit/(loss) after taxation            191.7           226.5      418.2      602.1           (91.6)            (67.4)      443.1

Cumulative effect of a change
  in accounting principle                   -           (13.9)     (13.9)     (20.0)           12.8                 -        (7.2)
Minority interests                       (6.3)            1.4       (4.9)      (7.1)              -                 -        (7.1)
                                     ---------  --------------  ---------   --------     -----------    -------------- -----------
Net income/(loss)                       185.4           214.0      399.4      575.0           (78.8)            (67.4)      428.8
                                     =========  ==============  =========   ========     ===========    ============== ===========

National Grid Group plc
Unaudited Pro Forma Condensed Combined Balance Sheet at September 30, 2001

                                                              At September 30, 2001                        Purchase       Combined
                                        --------------------------------------------------------------    accounting        Group
                                                               NGG                            NiMo        adjustments    Pro forma
                                        ------------------------------------------------   -----------    ------------   -----------
                                        UK GAAP       US GAAP       US GAAP    US GAAP      US GAAP         US GAAP       US GAAP
                                                    adjustments
                                        (note 1)    (notes 1 & 2)  (note 1)   (note 1)      (note 1)      (notes 1 & 3)   (note 1)
                                        (pound)m      (pound)m     (pound)m      $m            $m             $m             $m
ASSETS

Fixed Assets
                                        ---------   ------------   ---------  ----------   -----------    ------------   -----------
Intangible assets                        1,304.6           68.1     1,372.7     2,017.9             -           510.3       2,528.2
Tangible assets                          5,637.8          (39.9)    5,597.9     8,228.9       4,587.3               -      12,816.2
Investments                                693.2          (39.0)      654.2       961.7         584.2 *             -       1,545.9
                                        ---------   ------------   ---------  ----------   -----------    ------------   -----------
Total fixed assets                       7,635.6          (10.8)    7,624.8    11,208.5       5,171.5           510.3      16,890.3

Cash and deposits                          500.9              -       500.9       736.3         470.7               -       1,207.0
Other current assets                       563.1              -       563.1       827.8         560.7               -       1,388.5
Regulatory assets                        1,097.0              -     1,097.0     1,612.6       5,998.2               -       7,610.8
Deferred charges & other assets             86.7          197.2       283.9       417.3          95.5               -         512.8

                                        ---------   ------------   ---------  ----------   -----------    ------------   -----------
                                         9,883.3          186.4    10,069.7    14,802.5      12,296.6           510.3      27,609.4
                                        =========   ============   =========  ==========   ===========    ============   ===========

CAPITALIZATION & LIABILITIES

Capitalization
Share capital / common stock
  and related premiums                     461.0          (77.1)      383.9       564.3       2,550.9        (1,028.6)      2,086.6
Treasury stock                                 -           (4.9)       (4.9)       (7.2)       (407.2)          407.2          (7.2)
Accumulated other comprehensive income         -           10.5        10.5        15.4         (56.9)           56.9          15.4
Profit & Loss account                    1,971.4          432.3     2,403.7     3,533.5         529.5          (529.5)      3,533.5
                                        ---------   ------------   ---------  ----------   -----------    ------------   -----------
Common shareholders' equity              2,432.4          360.8     2,793.2     4,106.0       2,616.3        (1,094.0)      5,628.3
Minority interests                          35.3          (16.1)       19.2        28.2             -               -          28.2
Preferred stock of subsidiaries                -           16.1        16.1        23.7         490.7               -         514.4
Long-term debt                           3,904.1           25.4     3,929.5     5,776.4       4,815.4         1,604.3      12,196.1
                                        ---------   ------------   ---------  ----------   -----------    ------------   -----------
Total capitalization                     6,371.8          386.2     6,758.0     9,934.3       7,922.4           510.3      18,367.0

Current liabilities
                                        ---------   ------------   ---------  ----------   -----------    ------------   -----------
Short term debt                             56.5              -        56.5        83.1         250.0               -         333.1
Long term debt within one year             259.3         (242.6)       16.7        24.5         340.9               -         365.4
Other creditors                          1,134.3           17.1     1,151.4     1,692.6         729.5               -       2,422.1
                                        ---------   ------------   ---------  ----------   -----------    ------------   -----------
Total current liabilitities              1,450.1         (225.5)    1,224.6     1,800.2       1,320.4               -       3,120.6

Non-current liabilities                  2,061.4           25.7     2,087.1     3,068.0       3,053.8               -       6,121.8

                                        ---------   ------------   ---------  ----------   -----------    ------------   -----------
                                         9,883.3          186.4    10,069.7    14,802.5      12,296.6           510.3      27,609.4
                                        =========   ============   =========  ==========   ===========    ============   ===========


* Other property and investments


Reconcilaition from Unaudited Pro Forma Condensed Combined Balance Sheet at September 30, 2001 to U1 Pro Forma Capitalization Table
at September 30, 2001
------------------------------------------------------------------------------------------------------------------------------------
Short term debt
                                                                                                               -----------
    Short term debt                                                                                                 333.1
    Long term debt within one year                                                                                  365.4
                                                                                                               -----------
                                                                                                                    698.5       4%
Long-term debt                                                                                                   12,196.1      64%
Preferred stock of subsidiaries
                                                                                                               -----------
    Preferred stock of subsidiaries                                                                                 514.4
    Sinking fund requirements on redeemable preferred stock of subsidiary                                             3.1
                                                                                                               -----------
                                                                                                                    517.5       3%
Minority interests                                                                                                   28.2       0%
Common shareholders' equity                                                                                       5,628.3      30%

                                                                                                               ----------- --------
Total capitalisation per Form U-1 pro forma                                                                       19068.6     100%
                                                                                                               =========== ========

------------------------------------------------------------------------------------------------------------------------------------

National Grid Group plc
Notes to the Unaudited Pro Forma Condensed Combined Balance Sheet

1. Basis of preparation of the Unaudited Pro Forma Condensed Combined Balance Sheet

The Unaudited Pro Forma Condensed Combined Balance Sheet has been prepared on the following basis:

a. The National Grid Group ("NGG") balance sheet for September 30, 2001 has been derived from the interim announcement for the six months ended September 30, 2001.
b. The balance sheet related UK / US GAAP adjustments have been extracted from the NGG US GAAP reconciliation contained within the interim announcement for the six months ended September 30, 2001. These UK / US GAAP adjustments are shown in note 2 attached.
c. The US GAAP balance sheet of NGG at September 30, 2001 has been converted into US dollars at a rate of $1.47:(pound)1.
d. The Niagara Mohawk Holdings Inc. ("NiMo") balance sheet at September 30, 2001 has been derived from the 10-Q filing for the quarterly period ended September 30, 2001 made by the company.
e. The Unaudited Pro Forma Condensed Combined Balance Sheet at September 30, 2001 is prepared on the assumption that NGG is treated as the acquiring entity and NiMo is treated as the entity being acquired.
f. For the purpose of preparing the Unaudited Pro Forma Condensed Combined Balance Sheet, it has been assumed that the acquisition took place on September 30, 2001.

National Grid Group plc
Notes to the Unaudited Pro Forma Condensed Combined Balance Sheet (continued)

2.   Differences between UK and US Generally Accepted Accounting Principles
     ("GAAP")

The group prepares its consolidated accounts in accordance with UK GAAP, which differ in certain respects from US GAAP. The significant adjustments and re-classifications necessary to restate equity shareholders' funds in accordance with US GAAP are set out below, in order of caption heading.

Assets
                                                                      (pound)m
     a  Intangible fixed assets
        Goodwill                                                          68.1
                                                                   ------------
                                                                          68.1
                                                                   ------------

     b  Tangible fixed assets
        Reversal of partial release of impairment provision             (39.9)
                                                                   ------------
                                                                        (39.9)
                                                                   ------------

     c  Fixed asset investments
        Share of joint ventures' and associate's adjustments
        to conform with US GAAP                                         (34.1)
        Shares held by employee share trusts                             (4.9)
                                                                   ------------
                                                                        (39.0)
                                                                   ------------

     d  Deferred charges and other assets
        Issue costs associated with EPICs                                  2.8
        Pension prepayment                                               194.4
                                                                   ------------
                                                                         197.2
                                                                   ------------
Capitalization and liabilities

     e  Share capital / common stock and related premiums
        Transfer of premium on own shares to retained earnings           (77.1)
                                                                   ------------
                                                                         (77.1)
                                                                   ------------

National Grid Group plc
Notes to the unaudited Pro Forma Condensed Combined Balance Sheet (continued)

2. Differences between UK and US Generally Accepted Accounting Principles ("GAAP") (continued)

Capitalization and liabilities (continued)
                                                                     (pound)m
     f  Treasury Stock
        Shares held by employee share trusts                              (4.9)
                                                                   ------------
                                                                          (4.9)
                                                                   ------------

     g  Accumulated other comprehensive income
        Re-classification of `accumulated other
           comprehensive income' from profit and
           loss account reserve                                           10.5
                                                                   ------------
                                                                          10.5
                                                                   ------------

     h  Profit & loss account reserve
         Goodwill                                                         68.1
         Reversal of partial release of impairment provision             (39.9)
         Share of joint ventures' and associate's
           adjustments to conform with US GAAP                           (34.1)
         Issue costs associated with EPICs                                 2.8
         Pension prepayment                                              194.4
         Adjustment to carrying value of EPICs                           217.2
         Ordinary dividend                                                95.6
         Recognition of income                                           (11.1)
         Financial instruments                                           (99.3)
         Deferred tax                                                    (25.7)
         Other adjustments                                                (2.3)
         Transfer from share capital / common stock and related
           premiums                                                       77.1
        Re-classification  to 'accumulated other
           comprehensive income'                                         (10.5)
                                                                   ------------
                                                                         432.3
                                                                   ------------

     i  Minority interests
        Re-classification of non-equity minority interest
           to preferred stock of subsidiaries                            (16.1)
                                                                   ------------
                                                                         (16.1)
                                                                   ------------

National Grid Group plc
Notes to the unaudited Pro Forma Condensed Combined Balance Sheet (continued)

2. Differences between UK and US Generally Accepted Accounting Principles ("GAAP") (continued)

Capitalization and liabilities (continued)

     j  Preferred stock of subsidiaries
        Re-classification of non-equity minority interest
           from minority interests                                        16.1
                                                                   ------------
                                                                          16.1
                                                                   ------------

     k  Long-term debt
        Re-classification of EPICs liability from long-term
           debt due within one year to long-term debt                    242.6
        Adjustment to carrying value of EPICs                           (217.2)
                                                                   ------------
                                                                          25.4
                                                                   ------------

     l  Long-term debt within one year
        Re-classification of EPICs liability from long-term
           debt due within one year to long-term debt                   (242.6)

                                                                   ------------
                                                                        (242.6)
                                                                   ------------

     m  Other creditors
        Ordinary dividend                                                (95.6)
        Recognition of income                                             11.1
        Financial instruments                                             99.3
        Other adjustments                                                  2.3
                                                                   ------------
                                                                          17.1
                                                                   ------------

     n  Non-current liabilities
        Deferred Tax                                                      25.7
                                                                   ------------
                                                                          25.7
                                                                   ------------

National Grid Group plc
Notes to the Unaudited Pro Forma Condensed Combined Balance Sheet (continued)

3. Purchase accounting adjustments relating to the Unaudited Pro Forma Condensed Combined Balance Sheet

The following adjustments and assumptions have been made for the purpose of preparing the Unaudited Pro Forma Condensed Combined Balance Sheet at September 30, 2001:

a. The total purchase consideration for NiMo has been calculated at $3,126.6m (including $82m of acquisition expenses), reflecting the purchase of 160,239,818 NiMo shares at $19 per share.
b. Goodwill of $510.3m has been calculated as the difference between the assumed purchase consideration of $3,126.6m and NiMo's historical common shareholders' equity at September 30, 2001 of $2,616.3m. No fair value adjustments have been made to the assets or liabilities of NiMo.
c. The consideration paid to NiMo shareholders has been assumed to be made up of an equal amount of cash ($1,522.3m) and the issue of NGG shares ($1,522.3m).
d. The cash consideration of $1,604.3m (including $82m of acquisition expenses) has been assumed to be funded by long-term debt.
e. The pre-acquisition share capital and reserves of NiMo have been eliminated in full.

National Grid Group plc
Notes to the Unaudited Pro Forma Condensed Combined Income Statement

4. Basis of preparation of the Unaudited Pro Forma Condensed Combined Income Statement

The Unaudited Pro Forma Condensed Combined Income Statement has been prepared on the following basis:

a. The NGG income statement for the year ended September 30, 2001 has been derived from the interim announcement for the six month period ended September 30, 2001.
b. The Niagara Mohawk Holdings Inc. income statement for the year ended September 30, 2001 has been derived from the 10-Q filing for the quarterly period ended September 30, 2001 made by the company and the 10-K filing made for the year ended December 31, 2000.
c. NiMo results for the year ended September 30, 2001 have been consolidated with NGG results for the year ended September 30, 2001.
d. The UK / US GAAP adjustments are derived from the information contained in the NGG interim announcement for the six months ended September 30, 2001. These UK/US GAAP adjustments are shown in note 5 attached.
e. NGG results are converted into US dollars at an exchange rate of $1.44:(pound)1
f. For the purpose of preparing the Unaudited Pro Forma Condensed Combined Income Statement, it is assumed that the acquisition took place on October 1, 2000.

National Grid Group plc
Notes to the Unaudited Pro Forma Condensed Combined Income Statement (continued)

5.   Differences between UK and US Generally Accepted Accounting Principles

NGG prepares its consolidated accounts in accordance with UK GAAP, which differ in certain respects from US GAAP. The significant adjustments and re-classifications necessary to restate net income in accordance with US GAAP are set out below.



                                                                     (pound)m
     a  Turnover
        Recognition of income                                             1.6
                                                                   ------------
                                                                          1.6
                                                                   ------------

     b  Operating Costs
        Pensions                                                         35.4
        Share option schemes                                             (1.2)
        Tangible fixed assets                                             3.4
        Severance and integration costs                                 (15.1)
        Goodwill                                                         35.1
        Re-classification of impairment charges on investments          120.7
        Other                                                             0.7
                                                                   ------------
                                                                        179.0
                                                                   ------------

     c  Share of joint ventures' and associate's profit
        Share of joint ventures' and associate's adjustments             14.2
           to conform with US GAAP
        Re-classification from net interest to align with               (71.3)
           US GAAP presentation
        Re-classification of impairment charges on investments          169.7
                                                                   ------------
                                                                        112.6
                                                                   ------------
     d  Impairment charges on investments
        Re-classifications of impairment charges on investments        (290.4)
                                                                   ------------
                                                                       (290.4)
                                                                   ------------

National Grid Group plc
Notes to the Unaudited Pro Forma Condensed Combined Income Statement (continued)

5. Differences between UK and US Generally Accepted Accounting Principles (continued)

     e  Exceptional profit relating to partial disposal of Energis
        Share of joint ventures' and associate's adjustments
           to conform with US GAAP                                         2.4
                                                                   ------------
                                                                           2.4
                                                                   ------------

     f  Net interest
        Pensions                                                        (10.9)
        Financial instruments                                          (144.7)
        Interest costs associated with EPICs                             (1.8)
        EPICs liability                                                  267.2
        Re-classification to share of joint ventures'
            and associate's profit                                        71.3
        Re-classification - cumulative effect of
            change in accounting policy                                   19.9
                                                                   ------------
                                                                         201.0
                                                                   ------------

     g  Preferred dividend requirement of subsidiaries
        Re-classification of minority interest                           (1.4)
                                                                   ------------
                                                                         (1.4)
                                                                   ------------

     h  Taxation
        Deferred tax                                                      27.7
        Re-classification - cumulative effect of change
           in accounting principle                                        (6.0)
                                                                   ------------
                                                                          21.7
                                                                   ------------

     i  Cumulative effect of a change in accounting principle
        Re-classifications to net interest and taxation                 (13.9)
                                                                   ------------
                                                                        (13.9)
                                                                   ------------

     j  Minority interest
        Re-classification to preferred dividend requirement
           of subsidiary                                                   1.4
                                                                   ------------
                                                                           1.4
                                                                   ------------

National Grid Group plc
Notes to the Unaudited Pro Forma Condensed Combined Income Statement (continued)

6. Purchase accounting adjustments relating to the Unaudited Pro Forma Condensed Combined Income Statement

The following assumptions have been made in preparing the Unaudited Pro Forma Condensed Combined Income Statement:

a. The pro forma interest adjustment of $96.3m has been calculated on the net cash outflow of $1,604.3m at an interest rate of 6%.
b. The pro forma taxation adjustment of $28.9m has been calculated at the UK standard corporation tax rate of 30%.